UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 26, 2017
Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited
(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,
Canada, T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On April 26, 2017 Canadian Pacific Railway Limited (the “Company”) announced that the Company and senior officials from the Vancouver Fraser Port Authority, the Montreal Port Authority, Global Container Terminals Canada, Montreal Gateway Terminals Partnership, DP World Canada, Logistec Corp. and Fraser Surrey Docks met at CP’s head office in Calgary to discuss their commitment to working together in promoting Canada’s largest and two most important gateways to the international supply chain.

A copy of the news release is attached as Exhibit 99.1 to this current report on Form 8- K.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
Exhibit 99.1
News Release dated April 26, 2017, announcing the Company’s meeting with the Vancouver Port Authority, the Montreal Port Authority, Global Container Terminals Canada, Montreal Gateway Terminals Partnership, DP World Canada, Logistec Corp. and Fraser Surrey Docks, to discuss their commitment to working together in promoting Canada’s largest and two most important gateways to the international supply chain.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2017

CANADIAN PACIFIC RAILWAY LIMITED

	By:	/s/ Scott Cedergren
		Name:	Scott Cedergren
		Title:	Assistant Corporate Secretary

3

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 99.1
News Release dated April 26, 2017, announcing the Company’s meeting with the Vancouver Port Authority, the Montreal Port Authority, Global Container Terminals Canada, Montreal Gateway Terminals Partnership, DP World Canada, Logistec Corp. and Fraser Surrey Docks, to discuss their commitment to working together in promoting Canada’s largest and two most important gateways to the international supply chain.